UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As stated in Generex Biotechnology Corporation’s (the “Company”) Form 8-K dated July 14, 2010, the Company received notice on July 9, 2010 that a Nasdaq Hearings Panel (the “Panel”) had determined to grant the request of the Company to remain listed on The Nasdaq Stock Market, subject to certain conditions.  One of these conditions included the Company informing the Panel on or about July 28, 2010 that it had obtained shareholder approval to implement a reverse stock split in a ratio sufficient to meet the $1.00 bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2) (the “Reverse Stock Split Condition”).

As more fully discussed below, on July 28, 2010, the Company held its Annual Meeting in Toronto, Ontario Canada.  One of the proposals that was voted on by stockholders at the Annual Meeting was whether or not to approve a proposed Amendment to the Articles of Incorporation of the Company to, among other things, effect a reverse stock split in a ratio of not less than 1-for-3 and not more than 1-for-10 at any time prior to July 27, 2011 and, following the reverse stock split, to maintain the authorized shares of common stock at 750,000,000 (the ratio and timing of which will be subject to the discretion of the Board of Directors) (collectively the “Proposed Amendment”).  Although 60.62% of the voting stockholders voted in favor of the Proposed Amendment, it was not approved because a favorable vote from more than 50% of the outstanding stockholders would have been needed to approve it.  As a consequence of the Company’s failure to meet the Reverse Stock Split Condition, the Company may be delisted from The Nasdaq Stock Market.

In an effort to prevent the Company from being delisted, the Company has informally requested that the Panel grant the Company additional time to obtain the required stockholder votes to approve the Proposed Amendment; the Company cannot be certain that this request will be granted.  If approved, the Company intends to disseminate a proxy statement to that effect.  To achieve this objective, the Company will engage its proxy solicitation agent, Morrow & Co., LLC, to design and implement an aggressive, targeted solicitation strategy.

Item 5.07.  Submission of Matters to a Vote of Securityholders

As discussed, on July 28, 2010, the Company held its Annual Meeting in Toronto, Ontario Canada.  The following proposals were submitted to the stockholders at the Annual Meeting:

1.	Election of directors;

2.	Approval of the Proposed Amendment;

3.	Ratification of the appointment of MSCM LLP as independent public accountants for the fiscal year ending July 31, 2010; and

4.	Approval to transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

Only stockholders of record as of the close of business on June 3, 2010 were entitled to vote at the Annual Meeting.  As of June 3, 2010, 266,055,346 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 182,090,550 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

The votes with respect to the proposals are set forth below.

(1) Elect the Directors of the Company to serve until the 2011 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
John P. Barratt	49,104,645	17,514,859	115,471,046
Brian T. McGee	48,761,762	17,857,742	115,471,046
Anna E. Gluskin	47,790,586	18,828,918	115,471,046
Nola E. Masterson	45,087,034	21,532,470	115,471,046
Ross C. Peri	51,796,648	14,822,856	115,471,046

(2)  Approval of the Proposed Amendment:

For	Against	Abstain	Broker Non-Votes
110,397,281	70,942,784	750,485	115,471,046

The Proposed Amendment was not approved as only 41.49% of the outstanding common stock voted in favor of the Proposed Amendment and at least 50% of the outstanding common stock would have needed to vote in favor to approve it.

(3) Ratification of the appointment of MSCM LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year:

For	Against	Abstain	Broker Non-Votes
160,628,702	13,575,734	7,886,114	115,471,046

The proposal to ratify the selection of MSCM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved.

(4)  Ratification for the Board to transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting:

For	Against	Abstain	Broker Non-Votes
134,296,309	37,818,755	9,975,486	115,471,046

The proposal to ratify the Board’s ability to transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting was approved.

A copy of the press release announcing the results of the Annual Meeting and the Company’s request for additional time from the Panel to have the Proposed Amendment approved is attached as exhibit 99.1 to this Form 8-K.

Item 9.01		Financial Statements and Exhibits

(d)	Exhibits.	The following material is filed as an exhibit to this Form 8-K.

	Exhibit 99.1	Press release of Generex Biotechnology Corporation, dated July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: July 30, 2010	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Generex Biotechnology Corporation on July 30, 2010